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                                                                    Exhibit 10.5

                               LICENSE AGREEMENT
                             RE TRIMETAL IRON HEADS

  This license agreement is made this 28th day of October, 1998 between Carbite,
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Inc., a California Corporation (hereinafter "Licensor") and K Z Golf, Inc., a
California corporation (hereinafter "Licensee").

  Whereas, Chester S. Shira is the inventor of the United States Patent No.5,669,825 (hereinafter "patent") and whereas Chester S. Shira has assigned all right, title and interest in said patent to Carbite, Inc. which Carbite, Inc. is now the present owner of the entire right, title and interest in said patent and the Licensor herein. Said patent deals with the brazing of sintered metals onto golf club heads, including the brazing of copper tungsten inlays into golf club heads produced thereby.

  Whereas, Licensee is the sole sales representative of Performax Golf & Composite, Inc. a Taiwanese corporation (hereinafter "PFX") for Orlimar TriMetal iron heads; PFX is the sole manufacturer of the Orlimar TriMetal iron heads for Orlimar.

  Whereas, Licensee desires to obtain a license under Licensor's patent rights identified above for the brazing of copper tungsten to the Orlimar TriMetal iron heads and desires to use same for the manufacture, sale and distribution of Orlimar TriMetal iron heads.

  THEREFORE, in consideration of the mutual covenants and undertakings of the parties, Licensor and Licensee agree as follows:

  I. License Grant. Licensor hereby grants to Licensee a royalty-bearing right and non-exclusive license under Licensor's patent to sell and market Orlimar TriMetal iron heads manufactured by PFX utilizing Licensor's patented process for making said iron heads for sale in the United States.

  2.    Payment. Licensee shall make payments to Licensor as follows:

  i. Five thousand ($5,000) dollars as the minimum annual payment for said licensing rights which shall be due on July 1st of each year, commencing 1998. The minimum annual payment shall be applied as a credit to the royalties produced for each year (year to run July 1 through June 30th).

  ii. A royalty of twenty-five cents ($0.25) for each Orlimar TriMetal iron head sold and distributed by and through Licensee in the U.S. which iron heads utilize Licensor's patent. Said royalty payment shall be due each month commencing from the first month that the subject iron heads are manufactured and shipped and shall be due by the 15 day of each month following the close of each month. A statement indicating the number of the subject Orlimar iron heads shipped during the specified month shall be included with the Licensee's royalty payment to Licensor.

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  3.  Marking.

  Licensee shall secure an agreement with Orlimar Golf Equipment Company LLC so that they will acknowledge use of the patent in all related print advertising over which Orlimar has control and so long as Orlimar is utilizing said patent in the manufacture of its TriMetal iron heads; said acknowledgment shall state:
"brazed copper tungsten inlays licensed under U.S. Patent #5,669,825."

  4.  Records.

  Licensee shall keep complete and accurate books and records in accordance with generally accepted accounting principles. Licensor shall have the right during normal business hours on seven days prior written notice and at its own expense, and not more than once in any calendar year, to have the relevant books and records of Licensee examined by an independent certified public accountant for the purpose of verifying the reports rendered hereunder. If said examination discloses a discrepancy of greater than 3% between sales of Orlimar TriMetal iron heads utilizing the patent reported by Licensee and sales determined by said accountant, Licensee shall pay the reasonable expenses of said audit and within thirty days pay to Licensor any additional royalties that may be due.

  5.  Representations and Warranties.
  Licensor makes the following representations and warrants that:

       1. Licensor is the sole owner of the entire right, title and interest in the patent rights which are the subject matter of this Agreement and that it has the full capacity to enter into and perform this Agreement and that said patent rights have been assigned to Licensor by the inventor of said patent, Chester S. Shira who has acknowledged said assignment by executing this Agreement.

  ii. As of the date of execution of this Agreement, Licensor has no knowledge that the manufacture, sale and/or use of products covered by Licensor's patent will infringe any other patent or otherwise violate or appropriate the rights of any third party. If any other third party becomes known who claims any right, title or interest in any patent or other right which would effect the subject patent and the rights of Licensee under this Agreement, then Licensor shall immediately notify Licensee and Licensee shall have the option to terminate this Agreement forthwith; and,

  iii. Licensor shall maintain all of the subject patent rights in full force and effect during the term of this Agreement or until expiration of Licensor's rights by law.

  6. Patent Enforcement.

  Licensor and Licensee shall each provide immediate written notice to the other party of any infringement of Licensor's patent which may come to such party's attention. Licensee has no obligation to protect Licensor's patent. Licensor alone shall enforce its patent.

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  7.  Term of Agreement.

  This Agreement shall commence on the date first written above and shall continue in full force and effect for a five year duration. Licensee shall thereupon have the option of renewing the Agreement for another five year term based on terms and conditions mutually agreed upon.

  8.  DISPUTE RESOLUTION

  If any dispute arises under this Agreement, the parties shall make a good faith effort to resolve the dispute before taking any legal action. The parties shall meet to discuss the dispute no later than 30 days after either party gives written notice to the other party that such a dispute exists. Such meeting may be held telephonically if travel is impractical for either party. At such meeting, a representative of each party who has authority to resolve the dispute shall be in attendance. No action, suit, arbitration or other proceeding may be commenced before the parties have met pursuant to this provision unless immediate injunctive relief is being sought, in which case the noted meeting shall take place at the earliest opportunity after such immediate injunctive relief is sought.

  9.  TERMINATION

  In addition to the specific term provisions of this Agreement, either party may terminate this Agreement at any time in the event of a material breach of the terms herein by the other party, if such other party shall fail to cure such material breach within thirty (30) days of receipt of written notice of such breach. If the material breach is not cured within the specified time and the Agreement is terminated, then Licensee shall pay the regular royalty rate on Orlimar TriMetal iron heads utilizing the patent that were shipped prior to the termination.

  Licensee shall have the discretionary right to terminate this license at any time on one (1) month's written notice to Licensor.

  A breach of any provision of this Agreement may only be waived in writing and the waiver of such breach shall not operate or be construed as a waiver of any subsequent breach.

  10. MISCELLANEOUS PROVISIONS.

  A. Severability. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, the remainder of this Agreement shall be enforced to the full extent permitted by law.

  B. Assignment and Transfer. Licensee may assign or transfer this Agreement to a parent or subsidiary, but to no other entity without the express prior written consent of Licensor. Licensor may assign benefits of this Agreement without the prior written consent of Licensee.

  C. Bind and Benefit. This Agreement shall bind and benefit the heirs, successors, administrators, trustees, and assigns of Licensor and Licensee.

  D. Entire Agreement. This Agreement contains the entire agreement between the parties hereto as to the subject matter hereof. This Agreement supersedes all prior oral and written agreements between the parties. This Agreement may not be modified or amended except by a writing signed by the parties hereto. In the

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     event of any conflict between the language of this Agreement and the language of any proposal or other writing or agreement between the parties, the language of this Agreement shall control.

  E. Headings. Headings in this Agreement are for the purpose of convenience only. They are not intended to be a material part of the Agreement, and in the event of any conflict between the heading and the text, the text shall govern.

  F. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, USA, except for any federal law governing U.S. patents. Licensor and Licensee consent to the State of California having jurisdiction over them.

  G. Notices. All notices and communications required to be given under this Agreement shall be in writing and be deemed to have been properly delivered five days after mailing by registered mail, return receipt requested; two days after mailing by express mail; or one day after electronic mailing by fax. All notices shall be as follows, or as either party shall designate in writing to the other:

     To Licensor:        Carbite, Inc.
                         Attn: Chester S. Shira, Chairman
                         6330 Nancy Ridge Drive, Suite 107
                         San Diego, California 92121
                         Fax: (619)625-0684

     To Licensee:        K Z Golf, Inc.
                         Attn: Bruce H. McKinnon, President
                         12711 Ventura Boulevard, Suite 480
                         Studio City, California 91604
                         Fax: (8J ~) 506-8053

  H. Signatures. This Agreement may be signed in counterparts and copies of facsimile signatures shall be deemed originals for the purposes hereof.

  IN WITNESS HEREOF, the parties have caused their duly authorized representatives to execute and deliver this Agreement as of the date first written above.


CARBITE, INC.



By:    CHESTER S. SHIRA
Title: Chairman

By:    B CE H. McKINNON
Title: President

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I hereby acknowledge that I have assigned all right, title and interest in U.S.
Patent #5,669,825 to Carbite, Inc.



                                        CHESTER S. SHIRA Inventor of U.S. Patent
                                        #5,669,825

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